UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 29, 2009

LaserCard Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-06377	77-0176309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 N. Shoreline Boulevard Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

           (650) 969-4428
(Registrant’s telephone number,

including area code)

                                                       N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02. Results of Operations and Financial Conditions.

On October 29, 2009, Registrant announced, via news release, its results for its fiscal 2010 second quarter ended September 30, 2009.  The full text of the news release issued in connection with that announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Registrant is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our "recurring core business operating results," meaning our operating performance excluding not only non-cash charges, such as stock-based compensation, but also discrete cash charges or gains that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance as well as comparisons to our competitors' results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.  These non-GAAP financial measures may be different than those used by other companies, including our competitors.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation, and unrealized fair-value adjustments less the related tax effects of such items plus other nonrecurring gains or losses. We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and the impairment charges. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. First, non-GAAP net income excludes some recurring costs, namely stock-based compensation. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Registrant’s News Release dated October 29, 2009, is furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 29th day of October, 2009.

LaserCard Corporation
(Registrant)

By:	/s/ Steven G. Larson
Steven G. Larson
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Registrant’s News Release dated October 29, 2009, is furnished pursuant to Item 2.02 of Form 8-K